Pilgrim America Securities, Inc.          Return to:
                                          Two Renaissance Square
                                          40 N. Central Ave., Ste. 1200
                                          Phoenix, AZ  85004-4424
                                          (602) 417-8100 or (800) 334-3444

Service Agreement
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Broker/Dealer:

This Service Agreement is entered into with respect to the Pilgrim America Group of Funds (each a "Fund" and, collectively, the "Funds"), as identified on Schedule "A" attached hereto.

1. To the extent you provide services and assistance to your customers who own Fund shares, including, but not limited to, answering routine inquires regarding the Fund, assisting in changing dividend options, account designations and addresses, we shall pay you a service fee prorated and paid quarterly after the required period of investment based, as reflected on Schedule A, on the average net asset value of shares of the Fund which are attributable to customers of your firm.
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2. In no event may the aggregate  annual  service fee paid to you exceed .25% of the average daily net asset value of the net assets of the Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement.
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3. You shall  furnish us and the Fund with  information  as shall  reasonably be requested by the Fund's Board of Directors with respect to the service fees paid to you pursuant to the Schedule.
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4. This Agreement will terminate  automatically  by any act that  terminates the
Funds' Service and Distribution Plans, and will terminate automatically in the event of the assignment of this Agreement.
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5. The provisions of the Underwriting Agreement between the Fund and us, insofar as they relate to the Funds' Service and Distribution Plans, are incorporated herein by reference.
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This Agreement shall take effect on the _______ day of ________________,  19___, and the terms and provisions thereof are hereby accepted and agreed to by us and evidenced by our executions hereof.



Dealer's Acceptance                             Pilgrim America Securities, Inc.


__________________________________              By  ___________________________
         Firm Name

By________________________________
   Authorized Officer Signature

By________________________________
   Authorized Officer
   Name & Title-Please Print